Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Killbuck Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Luther E. Proper, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934,; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Luther E. Proper
Luther E. Proper
Chief Executive Officer
November 12, 2008

A signed original of this written statement required by Section 906 has been provided to Killbuck Bancshares, Inc. and will be retained by Killbuck Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.